EXHIBIT 99.1

Cosmos Health Ends 2022 with Transformed Balance Sheet and

Achieves Positive Adjusted EBITDA for the Fiscal Year 2022

CHICAGO, IL / ACCESSWIRE / April 13, 2023 / Cosmos Health Inc. ("Cosmos Health" or "the Company") (Nasdaq:COSM), a global healthcare group with proprietary lines of nutraceuticals and distributor of pharmaceuticals, branded generics, OTC medications and medical devices, today provided a business update and reported financial results for the fiscal year ended December 31, 2022.

Fiscal Year 2022 Financial Highlights

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Revenues were $50.3 million versus $56.2 million in FY2021 with the decline being largely due to the high variation in FX differences between EUR and GBP to USD. When considered on a constant currency basis, using yearly average 2021 exchange rates, revenues increased by $0.4 million, or 0.71%, to $56.6 million, highlighting the stability of our platform.

•	Adjusted EBITDA was $0.5 million, marking another year of positive Adjusted EBITDA.

•	Cosmos Health ended 2022 with cash, cash equivalents and marketable securities of approximately $21 million, versus approximately $0.3 million as of December 31, 2021.

•	Cosmos Health ended 2022 with long-term debt of approximately $5.1 million, a reduction of $16.3 million, or 76%, versus the Company's 2021 long-term debt balance of $21.4 million.

•	The Company raised $56.5 million through a combination of $46 million in equity offerings and $10.5 million from warrants exercised.

•	The offerings attracted participation from seasoned investors, as well as an approximate $6 million contribution from CEO Greg Siokas, and other existing shareholders.

•	The doubts about the Company’s ability to continue as a going concern raised in the prior year's annual report have been resolved.

Management Commentary

Greg Siokas, Chief Executive Officer of Cosmos Health, stated, "2022 was a transformational year for Cosmos Health. Despite challenging market conditions, plagued by elevated inflation, high interest rates and overall market uncertainty, we delivered yet another year of robust operating performance. However, what stands out the most is the game-changing transformation of our balance sheet. Indeed, we are pleased to announce that it has been determined that no substantial doubt exists about the Company’s ability to continue as a going concern for a period of at least twelve months.

Cosmos ended the year with significantly more cash than its total debt. On the one hand, this means that interest expenses going forward are anticipated to be negligible, therefore allowing us to withstand the macro uncertainty that the high-rate environment has created. On the other hand, this enables us to actively explore various growth opportunities, as we have already done and will continue doing.

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Indeed, capitalizing on our strong balance sheet, we are in the process of acquiring Cana Laboratories, a transformative deal that will strengthen our vertical integration, accelerate our growth plans and bolster our portfolio of proprietary brands. Moreover, we recently closed the acquisition of ZipDoctor, marking our entry in the US telehealth space, and believe that, with the right investment and support, it can emerge as a major player in this field.

Our distribution and OTC pharmaceuticals businesses continue to remain solid, providing Cosmos with stable cash flow generation, whilst our nutraceuticals segment remains a key growth engine. Our Sky Premium Life brand continues to be well received by the market, including in the UK where it is gaining traction via our subsidiary, Decahedron. We also announced the launch of our premium line of nutritional supplements, Mediterranation®, and we look forward to continuing to develop our brands on a global basis.

Cosmos is also placing significant emphasis on the development of unique, proprietary pharmaceutical products. Of importance is our strategic R&D partnership with Cloudpharm to design, develop, and evaluate a series of innovative IP products targeting major health disorders such as obesity, diabetes, cancer, and other prevalent diseases worldwide. The first collaborative research project is focused on the microbiome-based management of obesity, with the goal being to penetrate the multi-billion, growing global weight management market.

In closing, Cosmos Health is well positioned for the years ahead, with a robust balance sheet allowing us to pursue multiple growth avenues. I am looking forward to updating the broader community on our multifaceted progress, including innovation, new products, and acquisitions. We recently celebrated the one-year anniversary of our listing on Nasdaq, and are committed for the long term to continue evolving the Company into an innovative global healthcare group.”

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Years Ended December 31,
	2022	2021
(in $)
GAAP - Figures
REVENUE	$50,347,652	$56,239,667
GROSS PROFIT	5,956,957	8,330,487
INCOME (LOSS) FROM OPERATIONS	$(7,474,036)	$(4,533,404)
NET INCOME (LOSS)	(13,830,371)	(7,961,649)

Non-GAAP Figures (*)
ADJUSTED EBITDA	$504,973	$3,321,598
ADJUSTED NET INCOME (LOSS)	$(2,615,488)	$383,746

(*) See "Definitions of Non-GAAP Measures" and "Reconciliation of Non-GAAP Measures" sections herein for an explanation and reconciliations of non-GAAP measures used throughout this release.

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Definitions of Non-GAAP Measures

We collect and analyze operating and financial data to evaluate the health of our business and assess our performance. In addition to Revenue, Income (Loss) from Operations and Net Income (Loss) under GAAP, we use: EBITDA, Adjusted EBITDA, and Adjusted Net Income (Loss). We have included these non-GAAP financial measures because they are key measures used by our management to evaluate our operating performance. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and Board of Directors. Our calculation of these non-GAAP financial measures may differ from similarly titled non-GAAP measures, if any, reported by our peer companies. These non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP.

Adjusted EBITDA

We define Adjusted EBITDA as Income (Loss) before Income Taxes, excluding (i) depreciation and amortization expense, (ii) interest expense, (iii) non-cash interest expense, (iv) stock-based compensation expense, (v) non-recurring and extraordinary items (vi) other income (expense), net, (vii) gain (loss) on equity investments, net, (viii) gain on extinguishment of debt, (ix) change in fair value of derivative liability (x) foreign currency transaction, net, and (xi) prior years bad debt allowances.

We have included Adjusted EBITDA because it is a key measure used by our management team to evaluate our operating performance, generate future operating plans, and make strategic decisions. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and Board of Directors. In addition, it provides a useful measure for period-to-period comparisons of our business, as it removes the effect of certain non-cash expenses and non-recurring and extraordinary Items.

Adjusted EBITDA has limitations as a financial measure, should be considered as supplemental in nature, and is not meant as a substitute for the related financial information prepared in accordance with GAAP.

Adjusted Net Income (Loss)

We define Adjusted Net Income (Loss) as Adjusted EBITDA (see above) adding provision for income taxes and deducting interest expense.

Adjusted Net Income has limitations as a financial measure, should be considered as supplemental in nature, and is not meant as a substitute for the related financial information prepared in accordance with GAAP.

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Reconciliation of Non-GAAP Measures

Adjusted EBITDA & Adjusted Net Income (Loss)

The following table presents reconciliations of Adjusted EBITDA & Adjusted Net Income (Loss) to the most directly comparable GAAP financial measure for each of the periods indicated.

	Years Ended December 31,
	2022	2021
INCOME (LOSS) BEFORE INCOME TAXES	$(13,055,320)	$(7,847,639)
Adjustments (add back):
Depreciation and amortization expense	188,890	449,692
Interest expense	2,345,410	2,823,842
Non-cash interest expense	1,619,838	757,021
Stock-based compensation	24,401	5,904,000
Non-recurring and extraordinary items	1,907,431	367,655
Other income (expense), net	2,424,649	88,882
Gain (loss) on equity investments, net	(1,676)	(2,541)
Gain on extinguishment of debt	(1,004,124)	(606,667)
Change in fair value of derivative liability	20,257	(193,513)
Foreign currency transaction, net	413,279	493,527
Bad debt allowances	5,621,938	1,087,339

ADJUSTED EBITDA	$504,973	$3,321,598
Provision for income taxes	(775,051)	(114,010)
ADJUSTED NET INCOME	$(2,615,488)	$383,746

About Cosmos Health, Inc

Cosmos Health Inc. (Nasdaq:COSM) is a global healthcare group that was incorporated in 2009 and is headquartered in Chicago, Illinois. Cosmos Health is engaged in the nutraceuticals sector through its own proprietary lines of products "Sky Premium Life" and "Mediterranation." Additionally, the Company is operating in the pharmaceutical sector through the provision of a broad line of branded generics and OTC medications and is involved in the healthcare distribution sector through its subsidiaries in Greece and UK serving retail pharmacies and wholesale distributors. Cosmos Health is strategically focused on the R&D of novel patented nutraceuticals (IP) and specialized root extracts as well as on the R&D of proprietary complex generics and innovative OTC products. Cosmos has developed a global distribution platform and is currently expanding throughout Europe, Asia and North America. Cosmos Health has offices and distribution centers in Thessaloniki and Athens, Greece and Harlow, UK. More information is available at www.cosmoshealthinc.com and www.skypremiumlife.com.

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Forward-Looking Statements

With the exception of the historical information contained in this news release, the matters described herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by, or that otherwise, include the words "believes," "expects," "anticipates," "intends," "projects," "estimates," "plans" and similar expressions or future or conditional verbs such as "will," "should," "would," "may" and "could", are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. These statements, involve unknown risks and uncertainties that may individually or materially impact the matters discussed, herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the Company's ability to raise sufficient financing to implement its business plan, the impact of the COVID-19 pandemic and the war in Ukraine, on the Company's business, operations and the economy in general, and the Company's ability to successfully develop and commercialize its proprietary products and technologies. Readers are cautioned not to place undue reliance on these forward- looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company's filings with the SEC, which are available at the SEC's website (www.sec.gov). The Company disclaims any intention or obligation to update, or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

BDG Communications

cosm@bdgcommunications.com

+44 207 0971 653

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